FOR IMMEDIATE RELEASE

CONTACTS:
Ann Parker
Director of Corporate Communications
LodgeNet Entertainment Corporation
605-988-1000
communications@lodgenet.com

LODGENET ENHANCING INTERACTIVE TV OFFERING AND STRATEGY

More Than 340,000 Rooms Contracted For New Digital Services Since Market Introduction in 2001

Digital Rooms Generating 37% Greater Revenue

     New York, NY, February 25, 2003 – LodgeNet Entertainment Corporation (NASD: LNET), the world’s largest provider of broadband interactive television services to the hospitality industry, today reviewed the success of its digital television system for attendees at the CIBC Gaming, Lodging and Leisure Conference.

     “Since introducing the industry’s only interactive digital platform that incorporates both a satellite distribution network and On-Screen Controls (e.g. pause, skip and save), we have executed long-term contracts with over 1,800 lodging properties having more than 340,000 rooms for the provision of our digital interactive TV services,” said Scott C. Petersen, LodgeNet’s President and CEO. “Not only has the lodging industry overwhelmingly embraced our new system, it is generating per-room revenues that are 37 percent greater than our traditional analog platform – a factor that will drive increasing revenue and cash flow for our Company over the next several years. Today, we offer digital entertainment services in 30 percent of our room base. We expect that will grow to more than 55 percent by the end of 2004, further enhancing our performance and profitability.”

     “During the year, we will be improving our interactive TV offering with an enhanced strategy that should improve guest satisfaction and the profitability of our digital system,” continued Petersen. “We have launched a new sales strategy that tailors the services of our digital platform to match the economic profile of each hotel property. This new strategy will allow us to move away from the ‘one size fits all’ approach traditionally practiced by the industry and maximize revenues for both the hotel and LodgeNet. In addition, we will be releasing a new system configuration mid-year that will reduce our per-room capital investment by five to ten percent. Both factors should make the cost of installing an average new digital room comparable to the traditional tape-based systems we stopped installing two years ago, but with 37 percent greater revenue – increasing our return on investment.”

     Petersen also spoke about new system features that will leverage the company’s industry-leading digital and satellite technology to offer hoteliers unprecedented interactive television tools for achieving their marketing, branding, guest satisfaction and revenue objectives. “Our goal is to re-write the standards by which hoteliers evaluate interactive TV providers,” said Petersen. “We intend to bring the power and strength of all 800 of our dedicated employees to serve the distinct and individual needs of each of our properties.”

     During the conference, the company reaffirmed its first-quarter financial guidance released earlier this month. Revenue for the quarter is expected to be between $58.0 and $61.0 million, resulting in $19.5 to $21.0 million in EBITDA. Earnings per share estimates are between $(0.73) and $(0.61) for the first quarter.

About LodgeNet

     LodgeNet Entertainment Corporation (www.lodgenet.com) is the leading provider in the delivery of broadband, interactive services to the lodging industry, serving more hotels and guest rooms than any other provider in the world. These services include on-demand digital movies, digital music and music videos, Nintendo® video games, high-speed Internet access and other interactive television services designed to serve the needs of the lodging industry and the traveling public. As the largest company in the industry, LodgeNet provides service to 950,000 rooms (including more than 900,000 interactive guest pay rooms) in more than 5,700 hotel properties worldwide. More than 260 million travelers have access to LodgeNet systems on an annual basis. LodgeNet is listed on NASDAQ and trades under the symbol LNET.

NOTE: This press release contains “forward-looking statements” within the meaning of federal securities law, including statements concerning business strategies and their intended results, and similar statements concerning anticipated future events and expectations that are not historical facts. The forward-looking statements in this press release are subject to numerous risks and uncertainties, including the effects of economic conditions; supply and demand changes for hotel rooms and LodgeNet products and services; competitive conditions in the lodging industry; technological developments, developmental difficulties and delays; relationships with clients and property owners; changes in the Company’s relationships with strategic partners; potential effects of litigation; the availability of capital to finance growth; the impact of government regulations; and other factors detailed, from time to time, in the Company’s filings with the Securities and Exchange Commission. We do not undertake any obligation to update or revise any forward- looking statements, whether as a result of new information, future events or otherwise.

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